ARTICLES OF INCORPORATION

                                       OF

                            RIVAL ACQUISITION COMPANY

         I, the undersigned, being a natural person of the age of eighteen (18) years or more, for the purpose of forming a Corporation under The Indiana Business Corporation Law, do hereby adopt the following Articles of Incorporation.

                                    ARTICLE I

         The name of the Corporation is RIVAL ACQUISITION COMPANY.

                                   ARTICLE II

         The address of its initial Registered Office in the State of Indiana is 1 North Capital Avenue, Indianapolis, Indiana 46204, and the name of its initial Registered Agent at such address is CT Corporation System.

                                   ARTICLE III

         The aggregate number of shares which the Corporation shall have authority to issue shall be Thirty Thousand (30,000) shares of Common Stock of the par value of One Dollar ($1.00) per share, amounting in the aggregate to Thirty Thousand Dollars ($30,000), and there shall be no preferences, qualifications, limitations or restrictions whatsoever, nor any special or relative rights in respect to the shares.

                                   ARTICLE IV

         No holder of common shares of this Corporation shall be entitled as of right to subscribe for, purchase, or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, or other securities convertible into stock of any class; and all such additional shares of stock, bonds, debentures or other securities convertible into stock may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors, in their absolute discretion, may deem advisable.

                                    ARTICLE V

         The name and residence of the incorporator is Timothy J. Feathers, 9312 Dearborn, Overland Park, Kansas 66207.

                                   ARTICLE VI

         The number of Directors to constitute the initial Board of Directors is three (3). Thereafter, the number of Directors shall be fixed by, or in the manner provided in the By-Laws of the Corporation.

                                   ARTICLE VII

         The duration of the Corporation is perpetual.

                                  ARTICLE VIII

         The corporation is organized for the purpose of engaging in any lawful act or activity for which a corporation may be organized under the Indiana Business Corporation Law.

         IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 23rd day of March, 1995.


                                                  /s/ Timothy J. Feathers
                                                  ------------------------------
                                                  Timothy J. Feathers


STATE OF MISSOURI )
                                    ) ss.
COUNTY OF JACKSON )

         On this 23rd day of March, 1995, before me personally appeared Timothy
J. Feathers, being first duly sworn and to me known to be the person described in and who executed the foregoing Articles of Incorporation, and stated that he executed the same as his own free act and deed as incorporator, and that the statements contained therein are true.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my notarial seal, the day and year last above mentioned.


                                                  /s/ Kathryn A. Brinser
                                                  ------------------------------
                                                  Notary Public

My commission expires:

Nov. 18, 1998
----------------------

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                            RIVAL ACQUISITION COMPANY

         It is hereby certified that:

         1. The name of the corporation is Rival Acquisition Company (hereinafter referred to as the "Company").

         2. Article I of the Articles of Incorporation of the Company is hereby amended to read as follows:

                           The name of the Corporation is PATTON ELECTRIC
COMPANY, INC.

         3. The amendment to the Articles of Incorporation of the Company herein certified was duly adopted by the Board of Directors and the sole shareholder of the Company effective April 11, 1995.

         4. The Company has 1,000 shares of Common Stock outstanding, and each of such 1,000 shares was entitled to one vote per share on said amendment. The holder of the 1,000 shares of common stock executed a written consent of sole shareholder adopting said amendment.

         IN WITNESS WHEREOF, the Company has caused these Articles of Amendment to be signed by Thomas K. Manning, its President, this 11 day of April, 1995.

                                             RIVAL ACQUISITION COMPANY


                                             By: /s/ Thomas K. Manning
                                                 -------------------------------
                                                 Thomas K.  Manning
                                                 President

                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

To Whom These Presents Come, Greeting:

WHEREAS, there has been presented to me at this office, Articles of Amendment for:

                            RIVAL ACQUISITION COMPANY

and said Articles of Amendment have been prepared and signed in accordance with the provisions of the Indiana Business Corporation Law, as amended.

The name of the corporation is amended as follows:

                          PATTON ELECTRIC COMPANY, INC.

NOW, THEREFORE, I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that I have this day filed said articles in this office.

The effective date of these Articles of Amendment is April 21, 1995.

                                         In Witness Whereof, I have hereunto
                                         set my hand and affixed the seal of
                                         the State of Indiana, at the City of
                                         Indianapolis, this Twenty-first day
                                         of April, 1995.

                                                                      ------
                                                                      Deputy